UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2009

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 28, 2009, the Board of Directors of Hansen Medical, Inc. (the “Company”) appointed Kevin Hykes to the Board of Directors, effective immediately, to fill a vacant seat as a Class I director. Mr. Hykes is not currently a member of any committee of the Company’s Board of Directors.

Mr. Hykes is currently the Chief Commercial Officer at Visiogen, Inc. Previously, Mr. Hykes was employed by Medtronic, Inc, from 1992 to 2008, and held various senior positions from May 2003 to May 2008. Mr. Hykes holds a B.A. in Business Administration from the University of Wisconsin, Madison and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

Mr. Hykes will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: July 30, 2009	/s/ STEVEN M. VAN DICK
Steven M. Van Dick
Chief Financial Officer